UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2011

TENET HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1445 Ross Avenue, Suite 1400, Dallas, Texas		75202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (469) 893-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 7, 2011, Tenet Healthcare Corporation (the “Company”) entered into an amendment (the “Amendment”) to the Section 382 Rights Agreement dated as of January 7, 2011, as amended (the “Rights Agreement”), between the Company and The Bank of New York Mellon, as rights agent, to accelerate the final expiration date of the rights issued thereunder to the close of business on September 12, 2011. Accordingly, as of the close of business on September 12, 2011, the rights issued under the Rights Agreement will expire and no longer be outstanding.

The foregoing summary of the Amendment is a general description only, does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is attached as Exhibit 4.1 hereto and incorporated by reference herein.

Item 3.03	Material Modification of Rights to Security Holders

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibit is filed as a part of this Report.

Exhibit No.	Description

4.1	Amendment dated as of September 7, 2011 to the Section 382 Rights Agreement dated as of January 7, 2011, as amended, between Tenet Healthcare Corporation and the Bank of New York Mellon, as rights agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION,

Date: September 7, 2011
	By:	/s/ Gary Ruff
		Name:	Gary Ruff
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment dated as of September 7, 2011 to the Section 382 Rights Agreement dated as of January 7, 2011, as amended, between Tenet Healthcare Corporation and the Bank of New York Mellon, as rights agent.